EXHIBIT 99.1

Annec Green Refractories Corporation Reports Results for the Third Quarter of 2011

ZHENGZHOU, China, Nov. 15, 2011 /PRNewswire-Asia/ — ANNEC GREEN REFRACTORIES CORPORATION (OTCBB: ANNC), one of leading refractory enterprises in China, today announced financial results for the third quarter of 2011:

Third Quarter 2011 Highlights

•	Revenue increased 39.2% to $21.3 million compared to $15.3 million for Q3 2011
•	Gross profit increased 42% to $9.8 million compared to $6.9 million for Q3 2011
•	Net income decreased 5.8% to $3.2 million versus $3.4 million for Q3 2011 due to the increased selling expenses in this quarter.

Mr. Fuchao Li, Chairman, commented, "We are very pleased to report a 39.2% increase in revenues for the third quarter of 2011 compared to the same period of 2010. Our strategy is to increase our presence in overseas markets while consolidating market share based on established distribution channels in China in 2011."

Mr. Li continued to comment: "In efforts to increase our revenues, we continue to explore opportunities and continue negotiations with prospective M&A targets.  Meanwhile we will take measures to decrease our selling expenses so as to increase our net income."

About Annec Green Refractories Corporation

We indirectly control through subsidiaries, Zhengzhou Annec Industrial Co., Ltd. ("Annec"), a PRC wholly-Foreign Owned Enterprise, which is engaged in the business of design, manufacturing and selling of medium and high level refractory materials for top combustion type, internal combustion type, and external combustion type hot blast stoves, and through our variable interest entity ("VIE"), Annec (Beijing) Engineering Technology Co., Ltd. ("Beijing Annec"), a PRC limited company, we provide turnkey service for large hot blast stove projects, integrating the structural design, equipment purchase, construction, refractory production/sale and after-sale service of hot blast stoves.

Forward-Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Further the forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov).  The Company does not assume a duty to update these forward-looking statements.

ANNEC GREEN REFRACTORIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2011	2010 (1)

ASSETS

Current assets:
Cash	$511,381	$1,504,971
Restricted cash	3,124,121	4,425,167
Bank notes receivable	4,999,723	1,056,569
Accounts receivable (net of allowance of $811,190 and $572,793 at September 30, 2011 and December 31, 2010, respectively)	28,966,047	16,130,117
Retentions receivable	9,661,325	4,553,071
Prepaid expenses and deposits	16,272,640	5,604,102
Other receivables	5,061,474	5,420,233
Inventories	38,649,235	25,703,214

Total current assets	107,245,946	64,397,444

Long-term retentions receivable	4,480,732	5,425,110
Deposits for capital expenditure	3,201,283	3,235,272
Plant and equipment, net	12,746,717	12,093,625
Land use rights, net	2,217,205	2,193,823
Long-term investment	156,206	151,722

Total assets	$130,048,089	$87,496,996

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loans	$12,005,998	$8,475,193
Bank notes payable	3,124,121	5,310,272
Accounts payable and accrued expenses	23,850,099	11,271,228
Advances from customers	43,951,086	23,105,778
Salaries payable	557,859	436,635
Taxes payable	1,191,687	2,535,965
Related party payable	2,356,968	917,008
Loans payable to employees	2,600,786	2,154,409
Loans payable to other individuals	2,967,915	1,972,387
Other payable	2,180,426	1,918,056
Total current liabilities	94,786,945	58,096,931

Deferred income	2,839,655	2,884,600
Long-term loans	995,033	1,189,501

Total liabilities	98,621,633	62,171,032

Commitments and contingencies (Note 13)

Stockholders' equity:
Series A preferred stock, $0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 19,995,701 issued and outstanding	2,000	2,000
Additional paid-in capital	4,046,992	4,046,992
Retained earnings	26,000,245	20,700,451
Accumulated other comprehensive income	1,377,219	576,521

Total stockholders' equity	31,426,456	25,325,964

Total liabilities and stockholders' equity	$130,048,089	$87,496,996

(1) Derived from the consolidated audited financial statements included in our annual report filed on Form 8-K(a) with the SEC for the year ended December 31, 2010.
	-	-

Balance sheet conversion rate	6.4018	6.4231

ANNEC GREEN REFRACTORIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$21,284,455	$15,358,263	$58,613,778	39,169,826

Cost of revenues	11,415,483	8,377,592	34,780,715	23,936,038

Gross profit	9,868,972	6,980,671	23,833,063	15,233,788

Operating expenses:
Selling	4,288,462	1,308,240	10,926,396	4,231,333
General and administrative	1,289,033	1,274,678	3,970,995	4,102,463

Total operating expenses	5,577,495	2,582,918	14,897,391	8,333,796

Income from operations	4,291,477	4,397,753	8,935,672	6,899,992

Other income (expense):
Interest income	72,579	8,621	257,223	60,113
Interest expense	(638,521)	(296,713)	(2,331,305)	(916,179)
Other income (expense), net	80,679	(5,969)	322,442	(384,099)

Total other income (expense), net	(485,263)	(294,061)	(1,751,640)	(1,240,165)

Income before provision for income taxes	3,806,214	4,103,692	7,184,032	5,659,827

Provision for income taxes	598,081	646,719	1,185,972	912,336

Net income	$3,208,133	$3,456,973	$5,998,060	4,747,491

Net income per share–basic and dilutive	$0.16	$0.17	$0.30	0.24
Shares used in computing net income per share–basic and dilutive	19,995,701	19,995,701	19,995,701	19,995,701

ANNEC GREEN REFRACTORIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$5,998,060	$4,747,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,048,251	845,982
Provision (recovery) for bad debt	217,922	-
Loss (gain) on sale of plant and equipment	31,848	463,371
Change in assets and liabilities:
Accounts receivable, retentions receivable, and long-term retentions receivable	(16,186,208)	(2,016,266)
Prepaid expenses and deposits	(10,334,699)	(4,716,670)
Other receivables	510,638	2,242,525
Inventories	(11,991,206)	(4,862,952)
Accounts payable and accrued expenses	12,092,207	(3,292,671)
Advances from customers	19,839,514	4,731,836
Salary payable	106,585	216,214
Taxes payable	(1,396,496)	355,593
Deferred income	(128,112)	1,869,826
Other payable	202,389	30,243

Net cash (used in) provided by operating activities	10,693	614,522

Cash flows from investing activities:
Net proceeds from bank notes receivable	(3,849,275)	(225,217)
Restricted cash for issuance of bank notes payable	1,408,896	2,787,395
Deposits for capital expenditure	127,530	-
Purchase of plant and equipment	(1,454,403)	(1,567,937)
Purchase of land use rights	-	(2,176,301)
Proceeds from sale of plant and equipment	79,926	126,753

Net cash used in investing activities	(3,687,326)	(1,055,307)

Cash flows from financing activities:
Payments of dividends	(705,276)	(208,291)
Proceeds from loans to related parties, employees, and other individuals, net of payments	2,689,031	461,472
Proceeds from issuance of short-term borrowings, net of payments	922,226	1,026,935
Proceeds from issuance of long-term borrowings, net of payments	(225,945)	-

Net cash provided by (used in) financing activities	2,680,036	1,280,116

Net (decrease) increase in cash	(996,597)	839,331

Effect of exchange rate changes	3,007	33,727

Cash at beginning of period	1,504,971	1,227,457

Cash at end of period	$511,381	$2,100,515

Supplementary disclosure of cash flow information
Noncash investing activities:
Reduction of accounts payable through disposal of plant and equipment	$42,576	$14,671

Cash paid during the period:
Interest	1,959,534	874,681
Income taxes	662,718	317,668

Check Should Be Zero	511,381	1,504,971
	-	595,544

For more information, please contact:

Yolanda Li
Tel: +86-371-6999-9012
Mobile: +86-152-1012-1018
Email: annecyolanda@annec.com.cn